EXHIBITS

(a) Form of Investment Management Agreement between the Fund and Pilgrim Investments, Inc. incorporated by reference to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form N-1A as filed on September 2, 1999.

(h)  Pilgrim will submit.